DATE:	June 29, 2007

TO:
The Bank of New York, not individually, but solely as Swap Contract Administrator for CWABS Asset-Backed Certificates Trust 2007-BC3, Asset-Backed Certificates, Series 2007-BC3 pursuant to a Swap Contract Administration Agreement

TO:	Countrywide Home Loans, Inc.

FROM:	Deutsche Bank AG, New York Branch
ATTENTION:	New York Derivatives Documentation
TELEPHONE:	(212) 250-9425
FACSIMILE:	(212) 797-0779
E-MAIL:	NYderivative.documentation@db.com

RE:	Novation Confirmation

REFERENCE NUMBER:	Global No. N638945N

The purpose of this letter is to confirm the terms and conditions of the Novation Transaction entered into between the parties and effective from the Novation Date specified below.  This Novation Confirmation constitutes a “Confirmation” as referred to in the New Agreement specified below.

1.
The definitions and provisions contained in the 2004 ISDA Novation Definitions (the “Definitions”) and the terms and provisions of the 2000 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc. and amended from time to time, are incorporated in this Novation Confirmation.  In the event of any inconsistency between (i) the Definitions, (ii) the 2000 ISDA Definitions, and/or (iii) the Novation Agreement and this Novation Confirmation, this Novation Confirmation will govern.

2.	The terms of the Novation Transaction to which this Novation Confirmation relates are as follows:

Novation Trade Date:	June 29, 2007
Novation Date:	June 29, 2007
Novated Amount:	USD 557,743,800
Transferor:	Countrywide Home Loans, Inc.
Transferee:
The Bank of New York, not individually, but solely as Swap Contract Administrator for CWABS Asset-Backed Certificates Trust 2007-BC3, Asset-Backed Certificates, Series 2007-BC3 pursuant to a Swap Contract Administration Agreement

Remaining Party:	Deutsche Bank AG, New York Branch
New Agreement (between Transferee and Remaining Party):	The Agreement as defined in the New Confirmation

3.	The terms of the Old Transaction to which this Novation Confirmation relates, for identification purposes, are as follows (the Old Confirmation is attached hereto as Exhibit A):

Reference certificates:	CWABS Asset-Backed Certificates Trust 2007-BC3, Asset-Backed Certificates, Series 2007-BC3
Trade Date of Old Transaction:	June 21, 2007
Effective Date of Old Transaction:	June 29, 2007
Termination Date of Old Transaction:	October 25, 2014

4.	The terms of the New Transaction to which this Novation Confirmation relates shall be as specified in the New Confirmation attached hereto as Exhibit B (as modified in this Novation Confirmation).

Full First Calculation Period:	Applicable

5.	Offices:
Transferor:	Not applicable
Transferee:	Not applicable
Remaining Party:	Not applicable

6.           Other Provisions.

A.	Additional Provisions relating to the New Transaction:

(1)
Optional Termination.     In connection with the optional termination of the trust fund pursuant to Article IX of the Pooling and Servicing Agreement dated as of June 1, 2007 among CWABS, Inc. as depositor (the “Depositor”), Countrywide Home Loans Inc. as a seller (a “Seller”), Park Sienna LLC as a seller (a “Seller”), Park Granada LLC as a seller (a “Seller), Park Monaco LLC as a seller (a “Seller” and together with Countrywide Home Loans Inc., Park Sienna LLC, and Park Granada LLC, the “Sellers”),  Countrywide Home Loans Servicing LP as master servicer (the “Master Servicer”) and The Bank of New York as trustee (the “Trustee”) (the “Pooling and Servicing Agreement”), with effect following all distributions on the final Distribution Date under the Pooling and Servicing Agreement (such date, the “Optional Termination Distribution Date”):

(a)
Transferee hereby assigns all of its rights and delegates all of its liabilities and obligations to Countrywide Home Loans, Inc., and Countrywide Home Loans, Inc. hereby assumes all of Transferee’s rights, liabilities, and obligations, under the New Transaction (as amended herein, the “New Assigned Transaction”).  Remaining Party hereby consents to such assignment, delegation and assumption.  In connection with the foregoing, Remaining Party and Countrywide Home Loans, Inc. agree to enter into the New Assigned Transaction in lieu of negotiating a Schedule to the 1992 ISDA Master Agreement (Multicurrency—Cross Border) form (the “ISDA Form Master Agreement”) but, rather, an ISDA Form Master Agreement shall be deemed to have been executed by Remaining Party and Countrywide Home Loans, Inc. (but without any Schedule except for the election of the laws of the State of New York as the governing law and USD as the Termination Currency) on the date Remaining Party and Countrywide Home Loans, Inc. enter into the New Assigned Transaction.

(b)
Remaining Party and Transferee are each released and discharged from further obligations owed to one another under and in respect of the New Transaction and their respective rights against each other thereunder are cancelled.

(c)	Countrywide Home Loans, Inc. and Remaining Party hereby agree that the New Assigned Transaction shall be amended as follows:

(I)	the definition of Notional Amount in the Confirmation shall be deleted in its entirety and replaced with the following:

“With respect to each remaining Calculation Period the amount set forth for such period in the schedule of scheduled notional amounts attached hereto multiplied by a factor, determined on the Optional Termination Distribution Date, equal to (i) the Notional Amount for the Calculation Period ending on or about the Optional Termination Distribution Date divided by (ii) the corresponding amount set forth for such Calculation Period in the schedule of scheduled notional amounts attached hereto.” and

(II)	Section 3 of the Confirmation shall be deleted in its entirety.

(d)	Remaining Party hereby agrees that Countrywide Home Loans, Inc. may:

(I)	retain such New Assigned Transaction and Confirmation; or

(II)
further assign all of its rights and delegate all of its liabilities and obligations under the New Assigned Transaction to a third party, such assignment and delegation to be effective upon the receipt of written consent thereto from Remaining Party (in its sole and absolute discretion); or

(III)
terminate the New Assigned Transaction by giving three Business Days’ prior written notice to Remaining Party (the “Optional Termination Date”).  On such Optional Termination Date, if any, a termination payment (if any) shall be payable by Countrywide Home Loans, Inc. or Remaining Party, as applicable, as determined by the Calculation Agent by the application of Section 6(e)(ii) of the Agreement, with Market Quotation and Second Method being the applicable method for determining the termination payment and with Countrywide Home Loans, Inc. as the sole Affected Party.  The exercise of the right to terminate under this provision shall not be an Event of Default under any of the other Transactions that are part of the Old Agreement or the New Agreement.

(2)
Swap Contract Administrator Limited Liability.  It is expressly understood and agreed by the parties hereto that insofar as this Novation Agreement is executed by Transferee, (i) this Novation Agreement is executed and delivered by The Bank of New York, not in its individual capacity, but solely as Swap Contract Administrator under the Swap Contract Administration Agreement, in the exercise of powers and authority conferred and vested in it thereunder, (ii) each of the representations, undertakings and agreements herein made on behalf of the account created under the Pooling and Servicing Agreement is made and intended not as personal representations of the Swap Contract Administrator but is made and intended for the purpose of binding only such account, and (iii) under no circumstances shall The Bank of New York in its individual capacity be personally liable for the payment of any indebtedness or expenses or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken  under this Novation Agreement.  The Transferor agrees to indemnify and hold harmless the Swap Contract Administrator with respect to any and all claims under the Old Transaction.

7.           Notices.

Transferor:
Attention:	Documentation Unit
Facsimile:	(818) 225-4001

Transferee:
Attention:	Mortgage Backed Securities Group 4W
Courtney A. Bartholomew
Vice President
Structured Finance Group
Facsimile:	(212) 815-3986

[BNY PLEASE CONFIRM]

Remaining Party:

Any notice to Party A relating to a particular Transaction shall be delivered to the address or facsimile number specified in the Confirmation of such Transaction.  Any notice delivered for purposes of Sections 5 and 6 (other than notices under Section 5(a)(i) with respect to Party A) of this Agreement shall be delivered to the following address:

Deutsche Bank AG, Head Office
Taunusanlage 12
60262 Frankfurt
GERMANY
Attention:  Legal Department
Fax No:  0049 69 910 36097

The parties confirm their acceptance to be bound by this Novation Confirmation as of the Novation Date by executing a copy of this Novation Confirmation and returning it to us.  The Transferor, by its execution of a copy of this Novation Confirmation, agrees to the terms of the Novation Confirmation as it relates to the Old Transaction.  The Transferee, by its execution of a copy of this Novation Confirmation, agrees to the terms of the Novation Confirmation as it relates to the New Transaction.

DEUTSCHE BANK AG, NEW YORK BRANCH
THE BANK OF NEW YORK, NOT INDIVIDUALLY, BUT SOLELY AS SWAP CONTRACT ADMINISTRATOR FOR CWABS ASSET-BACKED CERTIFICATES TRUST 2007-BC3, ASSET-BACKED CERTIFICATES, SERIES 2007-BC3 PURSUANT TO A SWAP CONTRACT ADMINISTRATION AGREEMENT

By:	/s/ Christopher A. Flanagan	By:	/s/ Michael Cerchio
Name:	Christopher A. Flanagan	Name:	Michael Cerchio
Title:	Authorized Signatory	Title:	Assistant Treasurer
Date:	June 29, 2007	Date:	June 29, 2007

By:	/s/ Diane Anderson
Name:	Diane Anderson
Title:	Authorized Signatory
Date:	June 29, 2007

COUNTRYWIDE HOME LOANS, INC.

By:	/s/ Michael Schloessmann
Name:	Michael Schloessmann
Title:	Managing Director
Date:	June 29, 2007